Filed Pursuant to Rule 424(b)(3)

Registration No.: 333-202724

Important Notice Regarding Liquidation of a Fund

PROSHARES TRUST II

ProShares Managed Futures Strategy

Supplement dated March 21, 2016

to the Fund’s Prospectus dated August 12, 2015

Effective on March 21, 2016, ProShares Managed Futures Strategy (“FUTS”) has stopped trading its shares on the New York Stock Exchange and its portfolio holdings have been liquidated. All references to FUTS, other than its past performance information, are hereby removed from this prospectus.

Please retain this supplement for future reference.